UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure
Members of senior management of PPL Corporation ("PPL" or the "Company") will discuss the Company’s corporate strategy and general business outlook with investors and financial analysts at the Lehman Brothers CEO Energy/Power Conference in New York City on September 6, 2006.

During this discussion, it is expected that PPL will reaffirm its previously announced earnings forecasts of (i) $2.20 to $2.30 per share in earnings from ongoing operations for 2006, (ii) $2.30 to $2.40 per share in earnings for 2007, and (iii) an 11 percent compound annual growth rate in earnings per share through 2010 which, based on 2005 per share earnings from ongoing operations of $2.08, equates to a 2010 earnings forecast of about $3.50 per share. The Company’s 2006 forecast of earnings from ongoing operations excludes the impact of four previously announced unusual items: the $0.03 per share after-tax credit related to an increase in the expected recovery of PPL’s claims in the Enron bankruptcy; the $0.05 per share after-tax charge related to the sale of PPL’s 50 percent interest in the Griffith power plant in Arizona; the $0.01 per share after-tax credit for a reduction in projected off-site remediation costs of the ash basin leak at the Martins Creek power plant in eastern Pennsylvania; and the $0.01 per share after-tax charge for the full impairment of PPL’s synfuel assets. Accordingly, the Company’s 2006 forecast of reported earnings is $2.18 to $2.28 per share.

In addition to the discussion at the Lehman Brothers conference referenced above, representatives of PPL will be talking with analysts and investors during various meetings and discussions during September 2006. Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm its earnings forecasts.

The information to be discussed at the Lehman Brothers conference will be available on September 5, 2006 on the Investor Center page of the Company’s Web site at www.pplweb.com. To the extent that the Company makes any other formal presentations during this period, any additional information provided in those presentations also will be made available on the Investor Center page of the Company’s Web site.

"Earnings from ongoing operations" excludes the impact of unusual items. Earnings from ongoing operations should not be considered as an alternative to net income, or reported earnings, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with the company's underlying earnings performance as another criterion in making their investment decisions. PPL's management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements made in this Form 8-K, including statements with respect to future earnings, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; market prices for crude oil and the potential impact on synthetic fuel operations, synthetic fuel purchases from third parties and the phase-out of synthetic fuel tax credits; weather conditions affecting generation production, customer energy usage and operating costs; competition in retail and wholesale power markets; liquidity of wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL and its subsidiaries, including access to capital markets and credit facilities; new accounting requirements or new interpretations or applications of existing requirements; operation and availability of generation facilities and operating costs; transmission and distribution system conditions and operating costs; current and future environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; significant delays in the planned installation of pollution control equipment at PPL’s coal-fired generating units in Pennsylvania due to weather conditions, contractor performance or other reasons; market prices of commodity inputs for ongoing capital expenditures; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; political, regulatory or economic conditions in states, regions or countries where PPL or its subsidiaries conduct business; any impact of hurricanes or other severe weather on PPL’s business, including any impact on fuel prices; receipt of necessary governmental permits, approvals and rate relief; new state, federal or foreign legislation, including new tax legislation; state, federal and foreign regulatory developments; any impact of state, federal or foreign investigations applicable to PPL and its subsidiaries and the energy industry; capital markets conditions, including changes in interest rates, and decisions regarding capital structure; stock price performance of PPL; the market prices of equity securities and the impact on pension costs and resultant cash funding requirements for defined benefit pension plans; securities and credit ratings; foreign currency exchange rates; the outcome of litigation against PPL and its subsidiaries; potential effects of threatened or actual terrorism or war or other hostilities; and the commitments and liabilities of PPL and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: August 31, 2006